EXHIBIT 24.2


               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Winston Hotels, Inc. on Form S-8 (File No. 333- ______) of our report dated January 15, 1996, on our audits of the consolidated financial statements of Winston Hotels, Inc. as of December 31, 1995 and 1994, and for the year ended
December 31, 1995 and the period June 2, 1994 through
December 31, 1994, of our report dated January 15, 1996, on our audit of the financial statement schedule of Winston Hotels, Inc. as of December 31, 1995, of our report dated February 6, 1996, on our audits of the financial statements of Winston Hospitality, Inc. as of December 31, 1995 and 1994, and for the year ended December 31, 1995 and the period June 2, 1994 thorough
December 31, 1994, and of our report dated September 21, 1994, on our audits of the combined statements of income, capital deficiency and cash flows of the Initial Hotels (described in Note 1 to those financial statements) for the five months ended June 2, 1994 and the year ended December 31, 1993, appearing in the 1995 Annual Report on Form 10-K of Winston Hotels, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934. We also consent to the incorporation by reference in this registration statement of Winston Hotels, Inc. on Form S-8 of our report dated September 16, 1994 on our audit of the combined statements of operations, partners' equity and cash flows of the November 1994 Acquired Hotels (described in Note 1 to those financial statements) for the year ended
December 31, 1993, and of our report dated March 29, 1995, on our audits of the combined statements of income, partners' equity (deficit) and cash flows of the Acquisition Hotels (described in Note 1 to those financial statements) for each of the two years in the period ended December 31, 1994, appearing in the registration statement on Form S-11 (File No. 33-91230) of Winston Hotels, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the incorporation by reference in this registration statement of Winston Hotels, Inc. on Form S-8 of our report dated February 21, 1996 on our audit of the combined statements of income, equity and cash flows of the Impac Acquisition Hotels (described in Note 1 to those financial statements) for the year ended December 31, 1995, and of our report dated March 8, 1996, on our audit of the statements of income and retained earnings, and cash flows of Cary Suites, Inc. for the year ended
December 31, 1995, appearing in the registration statement on Form S-3 (File No. 333-3986) of Winston Hotels, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


COOPERS & LYBRAND L.L.P.

Raleigh, North Carolina
January 2, 1997